Exhibit 10.1

AMENDMENT #2

TO

EMPLOYMENT AGREEMENT

BY AND BETWEEN

MICHAEL D. HEIL

AND

IGO, INC.

This Amendment #2 to Employment Agreement (“Amendment #2”) is made effective as of April 19, 2012, by and between Michael D. Heil (“Employee”) and iGo, Inc., a Delaware corporation (“Employer”).

RECITALS

A.	On May 1, 2007, Employee and Employer entered into that certain Employment Agreement, as amended pursuant to that certain Amendment #1 to Employment Agreement, dated April 10, 2012 by and between Employee and Employer (collectively, the “Agreement”); and

B.	Employee and Employer wish to amend the Agreement in accordance with this Amendment #2.

NOW THEREFORE, in consideration of the foregoing recitals and the terms and conditions of this Amendment #2, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Employee and Employer, intending to be legally bound, hereby agree as follows:

1.	Amendment to Agreement. Notwithstanding anything in the Agreement to the contrary, Employee will tender his resignation as a member of the Board of Directors of Employer (the “Board”) at such time as he ceases to be employed, voluntarily or involuntarily, as the President and Chief Executive Officer of Employer (the “Resignation”). The Corporate Governance and Nominating Committee of the Board will have the sole right to either accept or reject such Resignation at its discretion.

2.	Ratification. All terms and conditions of the Agreement are reaffirmed, except where such terms and conditions would conflict with the provisions of this Amendment #2. In such instances, the provisions of this Amendment #2 supersede and replace the conflicting terms and conditions of the Agreement. Except as expressly modified by this Amendment #2, the Agreement shall remain in full force and effect in accordance with its provisions.

IN WITNESS WHEREOF, Representative and iGo have executed this Amendment #2 to be effective as of the date first set forth above.

iGo, Inc.

By:	/s/ Darryl S. Baker	By:	/s/ Michael D. Heil
Name:	Darryl S. Baker	Michael D. Heil
Title:	Vice President & CFO